               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                  REX STORES CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [Logo]

                             REX STORES CORPORATION
                               2875 NEEDMORE ROAD
                               DAYTON, OHIO 45414
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 7, 1999

     The Annual Meeting of Shareholders of REX Stores Corporation will be held at the Dayton Racquet Club, Kettering Tower, Dayton, Ohio on Monday, June 7, 1999, at 2:00 p.m., for the following purposes:

          1. Election of five members to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

          2. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 26, 1999 will be entitled to notice of and to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person.

                                          By Order of the Board of Directors


                                          EDWARD M. KRESS
                                          EDWARD M. KRESS
                                          Secretary

Dayton, Ohio
May 3, 1999

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE
        ENVELOPE PROVIDED.

                             REX STORES CORPORATION
                               2875 NEEDMORE ROAD
                               DAYTON, OHIO 45414
                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                                  MAILING DATE
                                  MAY 3, 1999

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of REX Stores Corporation, a Delaware corporation (the 'Company'), for use for the purposes set forth herein at its Annual Meeting of Shareholders to be held on June 7, 1999 and any adjournments thereof. All properly executed proxies will be voted as directed by the shareholder on the proxy card. If no direction is given, proxies will be voted in accordance with the Board of Directors' recommendations and, in the discretion of the proxy holders, in the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. Any proxy may be revoked by a shareholder by delivering written notice of revocation to the Company or in person at the Annual Meeting at any time prior to the voting thereof.

     The Company has one class of stock outstanding, namely Common Stock, $.01 par value, of which there were 7,625,776 shares outstanding as of April 26, 1999. Only holders of Common Stock whose names appeared of record on the books of the Company at the close of business on April 26, 1999 are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share.

     A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect. A broker non-vote occurs when a broker submits a proxy that indicates the broker does not have discretionary authority to vote the shares on a particular matter.

                             ELECTION OF DIRECTORS

     Five directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise directed, it is the intention of the persons named in the accompanying proxy to vote each proxy for the election of the nominees listed below. All nominees are presently directors of the Company.

     If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxy holders will vote for the election of such substitute nominee as the Board of Directors may recommend. The

Company and the Board of Directors have no reason to believe that any substitute nominee will be required.

     Set forth below is certain information with respect to the nominees for director.

     STUART ROSE, 44, has been the Chairman of the Board and Chief Executive Officer of the Company since its incorporation in 1984 as a holding company to succeed to the ownership of Rex Radio and Television, Inc. ('Rex Radio & TV'), Kelly & Cohen Appliances, Inc. ('Kelly & Cohen') and Stereo Town, Inc. ('Stereo Town'). Prior to 1984, Mr. Rose was Chairman of the Board and Chief Executive Officer of Rex Radio & TV, which he founded in 1980 to acquire the stock of a corporation which operated four retail stores.

     LAWRENCE TOMCHIN, 71, has been the President and Chief Operating Officer of the Company since 1990. From 1984 to 1990, he was the Executive Vice President and Chief Operating Officer of the Company. Mr. Tomchin has been a director of the Company since 1984. Mr. Tomchin was Vice President and General Manager of the corporation which was acquired by Rex Radio & TV in 1980 and served as Executive Vice President of Rex Radio & TV after the acquisition.

     ROBERT DAVIDOFF, 72, has been a director of the Company since 1984. Mr. Davidoff has been employed by Carl Marks & Co., Inc., an investment banking firm, since 1950 and currently is Vice President in charge of corporate finance. Mr. Davidoff is also a general partner of CMNY Capital, L.P., a limited partnership and successor in interest through liquidation to CMNY Capital Company, Inc., a small business investment company of which Mr. Davidoff was Vice President. Mr. Davidoff is also a director of Hubco Exploration, Inc., Marisa Christina, Inc. and Aquis Communications Group, Inc.

     EDWARD KRESS, 49, has been the Secretary of the Company since 1984 and a director of the Company since 1985. Mr. Kress has been a partner of the law firm of Chernesky, Heyman & Kress P.L.L., counsel for the Company, since 1988. From 1985 to 1988, Mr. Kress was a member of the law firm of Smith & Schnacke. Mr. Kress has practiced law in Dayton, Ohio since 1974.

     LEE FISHER, 47, has been a director of the Company since 1996. Mr. Fisher is the President and Chief Executive Officer of the Center for Families and Children, a private nonprofit human services organization. Mr. Fisher was a partner of the law firm of Hahn Loeser & Parks LLP from 1995 to March 1999. Mr. Fisher served as Ohio Attorney General from 1991 to 1995, State Senator, Ohio General Assembly, from 1983 to 1991, and State Representative, Ohio General Assembly, from 1981 to 1983. Mr. Fisher also practiced law with Hahn Loeser & Parks from 1978 to 1991.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. The Board has no nominating committee.

     The Executive Committee (of which Messrs. Rose and Tomchin are members) is empowered to exercise all the powers and authority of the Board of Directors between meetings of the Board, other than the power to fill vacancies on the Board or on any Board committee and the power to declare dividends.

     The Audit Committee (of which Messrs. Davidoff and Fisher are members) meets with Company personnel and with representatives of the Company's independent public accountants to review internal auditing procedures and matters relating to the annual audit of the Company's financial statements. The committee also annually recommends to the Board of Directors the appointment of independent public accountants.

     The Compensation Committee (of which Messrs. Davidoff and Fisher are members) establishes the Company's executive compensation policies and administers the Company's stock option plans. See 'Compensation Committee Report on Executive Compensation.'

     The Executive Committee did not meet but took action by unanimous written consent 13 times during the fiscal year ended January 31, 1999. The Audit Committee met once during the fiscal year ended January 31, 1999. The Compensation Committee met once and took action by unanimous written consent three times during the fiscal year ended January 31, 1999.

     The Board of Directors held one meeting and took action by unanimous written consent twice during the fiscal year ended January 31, 1999. Each incumbent director, other than Mr. Fisher, attended all meetings of the Board of Directors and Board Committees on which he served.

DIRECTOR COMPENSATION

     Directors who are not officers or employees of the Company may receive a fee of up to $1,000 plus reasonable expenses for each meeting of the Board attended.

     Nonemployee directors are eligible to receive grants of stock options under the Company's 1995 Omnibus Stock Incentive Plan. Under the Plan, on the date of each annual meeting of the Company's shareholders, each nonemployee director is awarded a nonqualified stock option to purchase a number of shares of Common Stock such that the exercise price of the option multiplied by the number of shares subject to the option is as near as possible to $100,000, but in no event more than 10,000 shares. The exercise price of each nonqualified option is the fair market value of the Common Stock on the date of grant. The options are exercisable in five equal annual installments commencing on the first anniversary of the date of grant and expire ten years from the date of grant. For fiscal 1999, each nonemployee director was granted an option to purchase 8,000 shares at an exercise price of $12.50 per share.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer, and to each of the other executive officers of the Company whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years ended January 31.

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                                                      AWARDS
                                                                                   ------------
                                                          ANNUAL COMPENSATION       SECURITIES
                  NAME AND                              -----------------------     UNDERLYING          ALL OTHER
             PRINCIPAL POSITION                 YEAR    SALARY ($)    BONUS ($)     OPTIONS(#)     COMPENSATION ($)(1)
---------------------------------------------   ----    ----------    ---------    ------------    -------------------
Stuart Rose .................................   1999      154,500      443,315        525,000                0
  Chairman of the Board and Chief Executive     1998      154,500      298,000         20,000                0
  Officer                                       1997      154,500      284,600          5,961                0

Lawrence Tomchin ............................   1999      154,500      207,250        175,000                0
  President and Chief Operating Officer         1998      154,500      139,350         20,000                0
                                                1997      154,500      133,050          6,557                0

Douglas Bruggeman ...........................   1999      107,200       23,000         25,000              200
  Vice President -- Finance and Treasurer       1998       98,400       15,400         57,207              200
                                                1997       96,800       14,700         15,000              200

------------

(1) Amounts in this column represent employer matching contributions on behalf of the named executive under the Company's Profit Sharing Plan.

EMPLOYMENT AGREEMENTS

     Stuart Rose and Lawrence Tomchin have entered into Employment Agreements with Rex Radio & TV. The Agreements provide that Mr. Rose and Mr. Tomchin are each entitled to an annual salary of $154,500, a cash bonus at the discretion of the Board of Directors, participation in all employee benefit plans and reimbursement for business expenses. Each Agreement is for a term of three years commencing January 1, 1997 and is automatically renewed for additional one-year terms until Mr. Rose's or Mr. Tomchin's resignation, death, total disability or termination of employment for cause, unless earlier terminated by either party upon 180 days written notice. Effective October 14, 1998, Messrs. Rose and Tomchin each entered into new Employment Agreements on the same terms as their current Agreements for a three-year term commencing January 1, 2000 through December 31, 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made to the named executive officers during the fiscal year ended January 31, 1999.

                                                           INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                          ----------------------------------------------------     VALUE AT ASSUMED
                                           NUMBER OF      % OF TOTAL                             ANNUAL RATES OF STOCK
                                          SECURITIES       OPTIONS                                PRICE APPRECIATION
                                          UNDERLYING      GRANTED TO     EXERCISE                   FOR OPTION TERM
                                            OPTIONS      EMPLOYEES IN     PRICE     EXPIRATION   ---------------------
                  NAME                    GRANTED (#)    FISCAL YEAR      ($/SH)       DATE       5% ($)      10% ($)
                  ----                    -----------   --------------   --------   ----------   ---------   ---------
Stuart Rose.............................     25,000(2)                    11.50       6/12/08      180,807     458,201
                                            500,000(3)       55.3          9.9375    10/14/08    3,124,820   7,918,908
Lawrence Tomchin........................      7,000(1)                    11.50       6/12/08       50,626     128,296
                                             18,000(2)                    11.50       6/12/08      130,181     329,905
                                            150,000(3)       18.4          9.9375    10/14/08      937,446   2,375,672
Douglas Bruggeman.......................      7,000(1)                    11.50       6/12/08       50,626     128,296
                                             18,000(2)        2.6         11.50       6/12/08      130,181     329,905

------------

(1) Incentive stock options granted pursuant to the Company's 1995 Omnibus Stock Incentive Plan (the 'Omnibus Plan'). These options become exercisable in five cumulative installments of 20% on each anniversary of the date of grant. The date of grant was June 12, 1998.

(2) Nonqualified options granted pursuant to the Omnibus Plan. These options become exercisable in five cumulative installments of 20% on each anniversary of the date of grant. The date of grant was June 12, 1998.

(3) Nonqualified executive stock options granted in connection with entering into a new three-year employment agreement commencing January 1, 2000. These options become exercisable in one-third increments on December 31, 2000, 2001 and 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning each exercise of stock options during fiscal 1999 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS AT FISCAL YEAR-END      IN-THE-MONEY OPTIONS AT
                                      SHARES                                  (#)                   FISCAL YEAR-END ($)(1)
                                     ACQUIRED ON       VALUE       ---------------------------   ---------------------------
               NAME                  EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------  ------------   ------------   -----------   -------------   -----------   -------------
Stuart Rose........................          0                0      914,532        698,251       2,765,000      1,374,063
Lawrence Tomchin...................     14,545          101,815      485,356        248,976       1,957,226        455,313
Douglas Bruggeman..................      5,000           36,875       26,324         55,883         107,814        127,605

------------

(1) Unexercised options were in-the-money if the fair market value of the underlying shares exceeded the exercise price of the option at January 31, 1999.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors was comprised during fiscal 1999 of Robert Davidoff and Lee Fisher, both outside directors of the Company. This Committee establishes policies relating to compensation of executive officers of the Company and administers the Company's 1995 Omnibus Stock Incentive Plan (the 'Omnibus Plan').

EXECUTIVE COMPENSATION POLICIES

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate base salary with annual bonuses based upon corporate and individual performance, supplemented with long-term equity-based incentive awards.

     Base salary is intended to be set at a level below the base salaries paid to executives of similarly-sized companies within the industry and the peer group. Salaries for executive officers are reviewed by the Committee on an annual basis, subject to the terms of any existing employment agreements.

     Annual bonuses are intended to comprise a substantial portion of each senior executive officer's annual cash compensation and are based upon corporate financial performance. For fiscal years prior to 1999, the Committee used the amount of the Company's pre-tax earnings as a percentage of net sales (the 'Pre-Tax Earnings Percentage') as the performance measure for determining senior executives' bonuses. For fiscal 1999, to reflect tax savings realized from the Company's investments generating income tax credits, the Committee established the amount of the Company's after-tax earnings as a percentage of net sales (the 'After-Tax Earnings Percentage') as the performance measure for determining senior executives' bonuses. Annual bonuses for the executive officers other than senior executives are established by the Chief Executive Officer based on his assessment of the individual's performance.

     Long-term incentive awards are made in the form of annual grants of incentive stock options and nonqualified stock options pursuant to the Omnibus Plan. Stock appreciation rights, restricted stock and other stock-based awards may also be granted under the Plan. The Committee feels that stock options and other stock-based awards are an effective long-term incentive for executive officers to create value for shareholders, since their value bears a direct relationship to the Company's stock price. Stock options are granted at the fair market value of the underlying shares at the date of grant (unless otherwise required by applicable law), and generally vest in installments over multiple years. During fiscal 1999, incentive stock options were granted under the Omnibus Plan to 59 employees, including two executive officers, and nonqualified stock options were granted to seven officers, including three executive officers, based primarily on the individual's contribution to the Company's growth and profitability.

CEO COMPENSATION

     Stuart Rose, the Chairman and Chief Executive Officer of the Company, received a base salary of $154,500 in fiscal 1999 pursuant to the terms of his employment agreement.

     Mr. Rose earned a cash bonus of $443,315 in fiscal 1999, compared to his fiscal 1998 cash bonus of $298,000. This increase was based on the fiscal 1999 After-Tax Earnings Percentage of 2.68675% (compared to the fiscal 1998 Pre-Tax Earnings Percentage of 2.98%). In determining Mr. Rose's cash bonus, the Committee utilized a measure of a $165,000 cash bonus for each After-Tax Earnings

Percentage point compared to $100,000 for each Pre-Tax Earnings Percentage point in fiscal 1998, reflecting a historical ratio of 1.65 to 1 between the Company's Pre-Tax and After-Tax Earnings Percentages.

     Mr. Rose was granted 25,000 nonqualified stock options under the Omnibus Plan in fiscal 1999 at an exercise price of $11.50 per share, which was the fair market value of the underlying shares on the date of grant. The number of options granted to Mr. Rose equaled the aggregate option grants to each of the other executive officers under the Omnibus Plan. Mr. Rose was also granted 500,000 nonqualified executive stock options at an exercise price of $9.9375 per share, the fair market value of the underlying shares on the grant date, in connection with his entering into a new three-year employment agreement commencing January 1, 2000.

INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to a public company for compensation paid in excess of $1 million in any taxable year to the corporation's chief executive officer or any of its other named executive officers in the proxy statement. Based on current compensation levels and the present structure of the Company's compensation programs, the Company believes that the annual compensation paid to its executive officers will not exceed or otherwise be subject to the deduction limitation, other than with the possible exception of the nonqualified executive stock options granted in 1993 and 1998. Depending upon the number of options exercised by a senior executive officer in a particular year and the value of the underlying shares at that time, exercise of the 1993 or 1998 nonqualified executive stock options could result in the individual's annual compensation exceeding the $1 million deduction limitation.

                                          ROBERT DAVIDOFF
                                          LEE FISHER

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Lee Fisher, a member of the Compensation Committee, was a partner of the law firm of Hahn Loeser & Parks LLP until March 1999. During fiscal 1999, Hahn Loeser & Parks provided legal services to the Company.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Stock Index and a peer index comprised of three selected publicly traded consumer electronics retailers (*) for the period commencing January 31, 1994 and ended January 31, 1999. The graph assumes an investment of $100 in the Company's Common Stock and each index on January 31, 1994 and reinvestment of all dividends.


                           REX STORES CORPORATION
                      Comparison of Five Year Total Return
                (REX Stores Corporation, S&P 500 and Peer Group)

                            [PERFORMANCE GRAPH]



                        REX               S&P           Peer
                      Stores              500          Group--
                    Corporation          Index        Industry*
                    -----------          -----         -------
1/31/94                 100                100            100
1/31/95                  80                101             92
1/31/96                  64                140             59
1/31/97                  40                176             41
1/31/98                  50                224             42
1/31/99                  62                296             44



------------

* The peer group is comprised of The Good Guys, Inc., Sound Advice, Inc. and Ultimate Electronics, Inc. The peer group used in prior years was comprised of The Good Guys, Inc., Campo Electronics, Appliances and Computers, Inc. and Sun Television & Appliances, Inc. Sound Advice and Ultimate Electronics replaced Campo Electronics and Sun TV because the latter two companies are out of business.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT




     The following table sets forth, as of April 26, 1999 (the record date for the Annual Meeting), certain information with respect to the beneficial ownership of the Company's Common Stock by each director and nominee for director of the Company, each executive officer of the Company, all directors and executive officers of the Company as a group and those persons or groups known by the Company to own more than 5% of the Company's Common Stock.

     For purposes of this table, a person is considered to 'beneficially own' any shares if such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has (or has the right to acquire within 60 days after April 26, 1999) sole or shared power (i) to vote or to direct the voting of such shares or (ii) to dispose or to direct the disposition of such shares. Unless otherwise indicated, voting power and investment power are exercised solely by the named person or shared with members of his household.

                                                                                                 COMMON STOCK
                                                                                              BENEFICIALLY OWNED
                                                                                            -----------------------
                                    NAME AND ADDRESS                                         NUMBER      PERCENT(1)
                                    ----------------                                         ------      ----------
Stuart Rose(2) ..........................................................................   2,327,749       28.2%
  2875 Needmore Road
  Dayton, Ohio 45414
Lawrence Tomchin(3) .....................................................................     588,790        7.4%
  2875 Needmore Road
  Dayton, Ohio 45414
Robert Davidoff(4) ......................................................................     340,310        4.5%
  135 East 57th Street, 27th Floor
  New York, New York 10022
Edward Kress(5) .........................................................................      63,735       *
  1100 Courthouse Plaza S.W.
  Dayton, Ohio 45402
Lee Fisher(6) ...........................................................................       9,037       *
  Western Reserve Building
  1468 West 9th Street
  Cleveland, Ohio 44113
Douglas Bruggeman(7) ....................................................................      61,824       *
  2875 Needmore Road
  Dayton, Ohio 45414
All directors and executive officers as a group (6 persons)(8)...........................   3,391,445       39.4%
FMR Corp.(9)  ...........................................................................     636,400        8.9%
  82 Devonshire Street
  Boston, Massachusetts 02109
Investment Counselors of Maryland, Inc.(10) .............................................     583,500        8.1%
  803 Cathedral Street
  Baltimore, Maryland 21201-5297
Dimensional Fund Advisors Inc.(11) ......................................................     533,100        7.5%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

                                                  (table continued on next page)

(table continued from previous page)

                                                                                                 COMMON STOCK
                                                                                              BENEFICIALLY OWNED
                                                                                            -----------------------
                                    NAME AND ADDRESS                                         NUMBER      PERCENT(1)
                                    ----------------                                         ------      ----------
The TCW Group, Inc.(12) .................................................................     513,100        7.2%
  865 South Figueroa Street
  Los Angeles, California 90017
Lighthouse Capital Management, Inc.(13) .................................................     372,500        5.2%
  10000 Memorial Drive, Suite 660
  Houston, Texas 77024
Granahan Investment Management, Inc.(14) ................................................     360,200        5.0%
  275 Wyman Street, Suite 270
  Waltham, Massachusetts 02154

------------

 * One percent or less.

 (1) Percentages are calculated on the basis of the number of shares outstanding on April 26, 1999 plus the number of shares issuable upon the exercise of options held by the person or group which are exercisable within 60 days after April 26, 1999, except for persons filing Schedule 13G whose percentages are as reported.

 (2) Includes (i) 147,084 shares held by the Stuart Rose Foundation, an Ohio nonprofit corporation of which Mr. Rose is the sole member, president and one of three members of the board of trustees, the other two being members of his immediate family and (ii) 620,508 shares issuable upon the exercise of options.

 (3) Includes 10,017 shares held by Mr. Tomchin's wife and 284,747 shares issuable upon the exercise of options.

 (4) Includes 325,659 shares held of record by CMNY Capital, L.P. and 14,651 shares issuable upon the exercise of options. Mr. Davidoff is a general partner of CMNY Capital, L.P. and has shared voting and investment power with respect to the shares it holds.

 (5) Includes 26,960 shares held by Mr. Kress as co-trustee of two trusts with respect to which Mr. Kress has shared voting and investment power, 2,123 shares held by Mr. Kress as trustee of two trusts for the benefit of his minor children and 14,651 shares issuable upon the exercise of options.

 (6) Includes 9,037 shares issuable upon the exercise of options.

 (7) Includes 39,324 shares issuable upon the exercise of options.

 (8) Includes 982,918 shares issuable upon the exercise of options.

 (9) Based on a Schedule 13G filing dated February 1, 1999. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 636,400 shares of Common Stock of the Company as a result of acting as investment adviser to various registered investment companies. One investment company, Fidelity Low-Priced Stock Fund, owns 571,400 shares. Edward C. Johnson 3d (Chairman of FMR Corp.), FMR Corp., through its control of Fidelity Management & Research Company, and the funds each has sole power to dispose of the 636,400 shares owned by the funds, while the sole power to vote or direct the voting of such shares resides solely with the funds' boards of trustees.

                                              (footnotes continued on next page)

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(footnotes continued from previous page)

(10) Based on a Schedule 13G filing dated February 1, 1999. All shares of Common Stock are owned by various investment advisory clients of Investment Counselors of Maryland, Inc., which is deemed to be a beneficial owner of those shares due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. Investment Counselors of Maryland, Inc. has sole power to vote and dispose of 583,500 shares.

(11) Based on a Schedule 13G filing dated February 11, 1999. Dimensional Fund Advisors Inc., a registered investment adviser, furnishes investment advice to four registered investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. Dimensional Fund Advisors Inc. has sole power to vote and dispose of 533,100 shares owned by those portfolios. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares.

(12) Based on a Schedule 13G filing dated February 12, 1999. The TCW Group, Inc. and Robert Day (an individual who may be deemed to control The TCW Group, Inc.) have shared power to vote and dispose of 513,100 shares, which shares are held by Trust Company of the West, TCW Asset Management Company and Oakmont Corporation.

(13) Based on a Schedule 13G filing dated February 12, 1999. Lighthouse Capital Management, Inc. has sole power to vote and dispose of 372,500 shares. Paul
     G. Horton and Kevin P. Duffy disclaim beneficial ownership of all such shares except for the pro rata interest in certain shares held by Lighthouse Capital Management, Inc. of which each is a shareholder.

(14) Based on a Schedule 13G filing dated February 1, 1999. Granahan Investment Management, Inc. has sole power to vote 7,500 shares and sole power to dispose of 360,200 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company believes that during fiscal 1999 all filing requirements applicable to its directors and executive officers were met.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Rex Radio and Television, Inc. leases 10,000 square feet for a store in a strip shopping center in Beavercreek, Ohio, from Stuart Rose/Beavercreek, Inc. The shareholders of Stuart Rose/Beavercreek, Inc. are Stuart Rose and Lawrence Tomchin. The lease term is 10 years plus four additional five year renewal options. Base rent is $82,500 per year during the primary term and increases each renewal term. In consideration of the lease, the Company licensed the REX trade name to Stuart Rose/Beavercreek, Inc. to name the shopping center 'Rex Centre.' The transaction was authorized by the Company's outside directors.

     During fiscal 1999, the Company paid the law firm of Chernesky, Heyman & Kress P.L.L., of which Edward Kress is a partner, a total of $390,080 for legal services.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as the Company's independent public accountants for the fiscal year ended January 31, 1999, and has served in that capacity since the Company's incorporation in 1984. It is

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anticipated that representatives of Arthur Andersen LLP will be present at the
Annual Meeting to respond to questions from shareholders and to make a statement if they desire to do so.

     The Board of Directors of the Company annually appoints the independent public accountants for the Company after receiving the recommendations of its Audit Committee. No recommendation of the Audit Committee has been made concerning the appointment of independent public accountants for the fiscal year ending January 31, 2000.

                                 OTHER BUSINESS

SOLICITATION OF PROXIES

     The Company will bear the entire expense of this proxy solicitation. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy solicitation materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may solicit proxies by mail, in person or by telephone.

OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if other matters should properly come before the Annual Meeting or any adjournments thereof, the proxy holders will vote the proxies thereon in their discretion.

SHAREHOLDER PROPOSALS

     Proposals by shareholders intended to be presented at the Company's 2000 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Secretary of the Company at 2875 Needmore Road, Dayton, Ohio 45414 on or before January 4, 2000 in order to be considered for inclusion in the Company's proxy materials for that meeting. Shareholder proposals intended to be submitted at the 2000 Annual Meeting outside the processes of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by the Company at its corporate offices on or before March 20, 2000. If the Company does not receive timely notice of such proposal, the proxy holders will vote on the proposal, if presented at the meeting, in their discretion.

                                          By Order of the Board of Directors

                                          EDWARD M. KRESS
                                          EDWARD M. KRESS
                                          Secretary
May 3, 1999
Dayton, Ohio

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                                                                      APPENDIX 1


PROXY

                             REX STORES CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 7, 1999

     The undersigned hereby appoints Stuart Rose and Lawrence Tomchin and each of them proxies for the undersigned, with full power of substitution, to vote all the shares of Common Stock of REX STORES CORPORATION, a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Monday, June 7, 1999, at 2:00 p.m. and any adjournments thereof.

                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)


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                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                             REX STORES CORPORATION

                                  JUNE 7, 1999



                Please Detach and Mail in the Envelope Provided


A   [ X ]   PLEASE MARK YOUR
            VOTES AS IN THIS
            EXAMPLE.

                                  WITHHOLD
                                  AUTHORITY
                FOR ALL           to vote
                nominees listed   for all nominees
                at right          listed at right
1. ELECTION OF       [  ]              [  ]          NOMINEES:  Stuart Rose
   DIRECTORS                                                    Lawrence Tomchin
                                                                Robert Davidoff
                                                                Edward Kress
                                                                Lee Fisher


(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name at right.)

2. IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the Meeting.

This proxy is solicited on behalf of the Board of Directors and will be voted as directed herein. If no direction is given, this proxy shall be voted FOR Proposal 1.



(Signatures)__________________________________________ Dated _____________, 1999

NOTE: Shareholders should date this proxy and sign here exactly as the name(s) hereon. If stock is held jointly, both should sign this proxy. Executors, administrators, trustees, guardians, and others signing in a fiduciary capacity should indicate their full title in such capacity.



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